TEEKAY OFFSHORE PARTNERS L.P. Bayside House, Bayside Executive Park, West Bay Street & Blake Road P.O. Box AP-59212, Nassau, Bahamas

NEWS RELEASE
TEEKAY OFFSHORE PARTNERS L.P. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2006 EARNINGS CONFERENCE CALL

Nassau, The Bahamas, February 14, 2007 - Teekay Offshore Partners L.P. (NYSE: TOO) plans to release its financial results for the fourth quarter and fiscal year 2006 after market close on Wednesday, February 21, 2007.

The Partnership plans to host a conference call on Friday, February 23 at 12:00 p.m. (ET) to discuss the results for the quarter and fiscal year. All unitholders and interested parties are invited to listen to the live conference call by choosing any of the following options:

•	By dialing (866) 234-7330 or (706) 634-5011 if outside North America;
•	By accessing the webcast, which will be available on Teekay Offshore Partners web site at www.teekayoffshore.com. (The archive will remain on the web site for a period of 30 days)
•	A recording of the conference call will also be available until Friday, March 2, 2007 by dialing (800) 642-1687 or (706) 645-9291 and entering access code 7234611.

About Teekay Offshore Partners L.P.

Teekay Offshore Partners L.P., a publicly-traded master limited partnership formed by Teekay Shipping Corporation (NYSE: TK), is an international provider of marine transportation and storage services to the offshore oil industry. Teekay Offshore Partners owns a 26.0% interest in and controls Teekay Offshore Operating L.P., a Marshall Islands limited partnership with a fleet of 36 shuttle tankers (including 12 chartered-in vessels), four floating storage and offtake units and nine conventional crude oil Aframax tankers. Teekay Offshore Partners L.P. also has rights to participate in certain floating production, storage and offloading (FPSO) opportunities involving Teekay Petrojarl ASA.

Teekay Offshore Partners’ common units trade on the New York Stock Exchange under the symbol “TOO”.

For Investor Relations enquiries contact:
Scott Gayton
Tel: + 1 (604) 609-6442

For Media enquiries contact:
Kim Barbero
Tel: + 1 (604) 609-4703

Web site: www.teekayoffshore.com

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